Exhibit 99.1
[Dealer address]

To:	Etsy, Inc. 117 Adams Street Brooklyn, New York 11201 Attention: Etsy Tax Department Telephone No.: (646) 820-3879
[A/C:	[Insert Account Number]][1]
From:	[Dealer]
Re:	Call Option Transaction
[Ref. No:	[Insert Reference Number]][2]
Date:	June [8], 2021

Dear Ladies and Gentlemen:
The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the above-referenced transaction entered into on the Trade Date specified below (the “Transaction”) between [Dealer] (“Dealer”) and Etsy, Inc. (“Counterparty”). This communication constitutes a “Confirmation” as referred to in the Agreement specified below.
1.This Confirmation is subject to, and incorporates, the definitions and provisions of the 2006 ISDA Definitions (the “2006 Definitions”) and the definitions and provisions of the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”, and together with the 2006 Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). Certain defined terms used herein have the meanings assigned to them in the Offering Memorandum dated June [7], 2021 (the “Offering Memorandum”) relating to the USD[1,000,000,000] principal amount of [ ]% Convertible Senior Notes due 2028 (the “Convertible Securities”) pursuant to an Indenture [to be] dated as of June [11], 2021 between Counterparty and U.S. Bank, National Association, as trustee (the “Indenture”) as revised to incorporate the terms set forth in the Offering Memorandum. In the event of any inconsistency between the terms defined in the Offering Memorandum and this Confirmation, this Confirmation shall govern. The parties acknowledge that this Confirmation is entered into on the date hereof with the understanding that (i) definitions set forth in the Indenture that are also defined herein by reference to the Indenture and (ii) sections of the Indenture that are referred to herein, in each case, will conform to the descriptions thereof in the Offering Memorandum. If any such definitions in the Indenture or any such sections of the Indenture differ from the descriptions thereof in the Offering Memorandum, the descriptions thereof in the Offering Memorandum will govern for purposes of this Confirmation. For the avoidance of doubt, subject to the foregoing, references herein to sections of the Indenture are based on the draft of the Indenture most recently reviewed by the parties at the time of execution of this Confirmation. If any relevant sections of the Indenture are changed, added or renumbered between the execution of this Confirmation and the execution of the Indenture, the parties will amend this Confirmation in good faith to preserve the economic intent of the parties, as evidenced by such draft of the Indenture. Subject to the foregoing, the parties acknowledge that references to the Indenture herein are references to the Indenture as in effect on the date of its execution and if the Indenture is, or the Convertible Securities are, amended, modified or supplemented following the date hereof or the date of their execution, respectively, any such amendment, modification or supplement (other than any amendment, modification or supplement (i) pursuant to Section 14.07 of the Indenture, subject to the provisions opposite the caption “Counterparty Discretionary Adjustments” in Section 2, or (ii) pursuant to Section 10.01(h) of the Indenture that, as determined by the Calculation Agent, conforms the Indenture to the description of Convertible Securities in the Offering Memorandum) will be disregarded for purposes of this Confirmation (other than as provided in Section 8(b)(iv) below) unless the parties agree otherwise in writing.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.
This Confirmation evidences a complete and binding agreement between Dealer and Counterparty as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement as if Dealer and Counterparty had executed an agreement in such form on the date hereof (but without any Schedule except for (i) the election of US Dollars (“USD”) as the Termination Currency, (ii) the election that the “Cross Default” provisions of Section 5(a)(vi) of the Agreement shall apply to Dealer with a “Threshold Amount” of three percent of Dealer’s shareholders’ equity; provided that “Specified Indebtedness” shall not include obligations
1 Include if applicable for dealer.
2 Include if applicable for Dealer.

in respect of deposits received in the ordinary course of Dealer’s banking business, (iii) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of such Section 5(a)(vi), (iv) the following language shall be added to the end thereof “Notwithstanding the foregoing, a default under subsection (2) hereof shall not constitute an Event of Default if (x) the default was caused solely by error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.” and (v) the election of the laws of the State of New York as the governing law (without regard to choice of law doctrine).
All provisions contained in, or incorporated by reference to, the Agreement will govern this Confirmation except as expressly modified herein. In the event of any inconsistency among this Confirmation, the Equity Definitions, the 2006 Definitions or the Agreement, the following shall prevail in the order of precedence indicated: (i) this Confirmation; (ii) the Equity Definitions; (iii) the 2006 Definitions; and (iv) the Agreement. For the avoidance of doubt, except to the extent of an express conflict, the application of any provision of this Confirmation, the Agreement, the Equity Definitions or the 2006 Definitions shall not be construed to exclude or limit any other provision of this Confirmation, the Agreement, the Equity Definitions or the 2006 Definitions.
The Transaction hereunder shall be the sole Transaction under the Agreement. If there exists any ISDA Master Agreement between Dealer and Counterparty or any confirmation or other agreement between Dealer and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer and Counterparty are parties, the Transaction shall not be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement.
2.The Transaction constitutes a Share Option Transaction for purposes of the Equity Definitions. The terms of the particular Transaction to which this Confirmation relates are as follows:
General Terms:
Trade Date:    June [8], 2021
Effective Date:    The closing date of the issuance of the Convertible Securities.
Option Style:    Modified American, as described under “Procedures for Exercise” below.
Option Type:    Call
Seller:    Dealer
Buyer:    Counterparty
Shares:    The Common Stock of Counterparty, par value USD0.001 (Ticker Symbol: “ETSY”).
Number of Options:    [        ]3 For the avoidance of doubt, the Number of Options outstanding shall be reduced by each exercise of Options hereunder.
Option Entitlement:     [_____]4
Make-Whole Fundamental Change
Adjustment:    Any adjustment to the Conversion Rate pursuant to Section 14.03 of the Indenture.
Discretionary Adjustment:    Any adjustment to the Conversion Rate pursuant to Section 14.04(h) of the Indenture.
Strike Price:    USD[_____]5
Cap Price:    USD[ ]
Rounding of Strike Price/
3 Include an amount equal to the product of (x) the number of Convertible Securities issued by Counterparty on the closing date for the issuance of the Convertible Securities in denominations of USD1,000 principal amount, and (y) the Dealer’s overall percentage of the capped call transaction.
4 To be the initial “Conversion Rate.”
5 To be the initial “Conversion Price.”

Cap Price/Option Entitlement:    In connection with any adjustment to the Option Entitlement, Strike Price or Cap Price, the Option Entitlement, the Strike Price or the Cap Price, as the case may be, shall be rounded by the Calculation Agent in accordance with the provisions of the Indenture relating to rounding of the “Conversion Price” or the “Conversion Rate”, as applicable (each as defined in the Indenture).
Number of Shares:    As of any date, a number of Shares equal to the product of (i) the Number of Options and (ii) the Option Entitlement.
Premium:    USD[            ]
Premium Payment Date:    The Effective Date
Exchange:    The NASDAQ Global Select Market
Related Exchange:    All Exchanges
Procedures for Exercise:
Exercise Dates:    Each Conversion Date.
Conversion Date:    With respect to any conversion of a Convertible Security (other than any conversion of Convertible Securities with a “Conversion Date” (as defined in the Indenture) occurring prior to the Free Convertibility Date (any such conversion, an “Early Conversion”), to which the provisions of Section 8(b)(ii) of this Confirmation shall apply), the “Conversion Date” (as defined in the Indenture), provided that, no Conversion Date shall be deemed to have occurred with respect to Exchanged Securities (such Convertible Securities, other than Exchanged Securities, the “Relevant Convertible Securities” for such Conversion Date).
Number of Relevant Options:    With respect to any conversion of a Convertible Security, (x) the Number of Options, multiplied by (y) the principal amount of Relevant Convertible Securities or Affected Convertible Securities, as applicable, divided by (z) the principal amount of Convertible Securities outstanding prior to giving effect to such conversion.
Applicable Percentage:    With respect to any conversion of a Convertible Security, (x) the Number of Relevant Options, divided by (y) the principal amount of Relevant Convertible Securities or Affected Convertible Securities, as applicable, multiplied by (z) $1,000.
Free Convertibility Date:    February 15, 2028
Exchanged Securities:    With respect to any Conversion Date, any Convertible Securities with respect to which Counterparty makes the election described in Section 14.12 of the Indenture and the financial institution designated by Counterparty accepts such Convertible Securities in accordance with Section 14.12 of the Indenture, as long as Counterparty does not submit a Notice of Exercise in respect thereof.
Expiration Date:    The earlier of (i) the last day on which any Convertible Securities remain outstanding and (ii) the second “Scheduled Trading Day” (as defined in the Indenture) immediately preceding the “Maturity Date” (as defined in the Indenture).
Automatic Exercise on
Conversion Dates:    Applicable, which means that on each Conversion Date occurring on or after the Free Convertibility Date, a number of Options equal to the Number of Relevant Options shall be automatically exercised, subject to “Notice of Exercise” below.
Notice Deadline:    In respect of any exercise of Options hereunder on any Conversion Date on or after the Free Convertibility Date, 5:00 P.M., New York City time,

on the “Scheduled Trading Day” (as defined in the Indenture) immediately preceding the “Maturity Date” (as defined in the Indenture).
Notice of Exercise:    Notwithstanding anything to the contrary in the Equity Definitions, Dealer shall have no obligation to make any payment or delivery in respect of any exercise of Options hereunder with a Conversion Date occurring on or after the Free Convertibility Date unless Counterparty delivers the Notice of Final Convertible Security Settlement Method (as defined below) and notifies Dealer in writing (which, for the avoidance of doubt, may be by email) prior to the Notice Deadline but subject to the proviso below in respect of such exercise of the number of Relevant Convertible Securities being converted on the related Conversion Date; provided that, notwithstanding the foregoing, such notice (and the related exercise of Options hereunder) shall be effective if given after the Notice Deadline but prior to 5:00 P.M., New York City time, on the fifth Exchange Business Day following such Notice Deadline, in which event the Calculation Agent shall have the right to adjust the Delivery Obligation with respect to the exercise of such Options, as appropriate to reflect the additional costs (including, but not limited to, losses as a result of hedging mismatches and market losses) and expenses incurred by Dealer or any of its affiliates in connection with its commercially reasonable hedging activities (including the unwinding of any hedge position) as a result of its not having received such notice prior to the Notice Deadline (it being understood that the adjusted Delivery Obligation described in the preceding proviso can never be less than zero and can never require any payment by Counterparty).
Notice of Final Convertible Security
Settlement Method:    Counterparty shall notify Dealer in writing before 5:00 P.M., New York City time, on the “Scheduled Trading Day” (as defined in the Indenture) immediately preceding the Free Convertibility Date of the settlement method (and, if applicable, the “Specified Dollar Amount” (as defined in the Indenture)) elected (or deemed to be elected) with respect to Relevant Convertible Securities with a Conversion Date occurring on or after the Free Convertibility Date (any such notice, a “Notice of Final Convertible Security Settlement Method”). Counterparty acknowledges its responsibilities under applicable securities laws, and in particular Section 9 and Section 10(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder, in respect of any election of a settlement method with respect to the Convertible Securities that is not a “Cash Election” (as defined below”) with a “Specified Dollar Amount” (as defined in the Indenture) of USD1,000.

Dealer’s Telephone Number
and Telex and/or Facsimile Number
and Contact Details for purpose of
Giving Notice:    As specified in Section 6(b) below.

Settlement Terms:
Settlement Date:    For any Exercise Date, the date one Settlement Cycle following the final day of the Cash Settlement Averaging Period; provided that the Settlement Date shall not be prior to the Exchange Business Day immediately following the date Counterparty provides the Notice of Delivery Obligation prior to 5:00 P.M., New York City time.
Delivery Obligation:    In lieu of the obligations set forth in Sections 8.1 and 9.1 of the Equity Definitions, and subject to “Notice of Exercise” above and “Method of Adjustment”, “Counterparty Discretionary Adjustments”, “Consequences of Merger Events/Tender Offers”, “Consequences of Announcement Events” and Section 8(g) below, in respect of an Exercise Date, Dealer will deliver to Counterparty on the related Settlement Date (the “Delivery Obligation”), (i) a number of Shares equal to the product of the Applicable Percentage and the aggregate number of Shares, if any, that Counterparty would be obligated to deliver to the holder(s) of the Relevant Convertible Securities for such Conversion Date pursuant to Section 14.02(a)(iv) of the Indenture (except that such number of Shares shall be rounded down to the nearest whole number) and cash in lieu of any fractional Share resulting from such rounding and/or (ii) the product of the Applicable Percentage and the aggregate amount of cash, if any, in excess of the principal amount of the Relevant Convertible Securities that Counterparty would be obligated to deliver to holder(s) of the Relevant Convertible Securities for such Conversion Date pursuant to Section 14.02(a)(iv) of the Indenture, determined, for each of clauses (i) and (ii), by the Calculation Agent (by reference to such Sections of the Indenture) as if Counterparty had elected to satisfy its conversion obligation in respect of such Relevant Convertible Securities by the Applicable Settlement Method, notwithstanding any different actual election by Counterparty with respect to the settlement of such Relevant Convertible Securities; provided that if the “Daily VWAP” (as defined in the Indenture) for any “Trading Day” (as defined in the Indenture pursuant to the second proviso in such definition) during the Cash Settlement Averaging Period is greater than the Cap Price, then clause (b) of the relevant “Daily Conversion Value” (as defined in the Indenture) for such “Trading Day” shall be determined as if such “Daily VWAP” for such “Trading Day” were deemed to equal the Cap Price; provided further that the Delivery Obligation shall be determined excluding any Shares and/or cash that Counterparty is obligated to deliver to holder(s) of the Relevant Convertible Securities as a direct or indirect result of any adjustments to the Conversion Rate pursuant to a Discretionary Adjustment, a Make-Whole Fundamental Change Adjustment and any interest payment that Counterparty is (or would have been) obligated to deliver to holder(s) of the Relevant Convertible Securities for such Conversion Date. Notwithstanding the foregoing, if, in respect of any Exercise Date, (x)(I) the number of Shares included in the Delivery Obligation multiplied by the Share Obligation Value Price plus (II) the amount of cash included in the Delivery Obligation, would otherwise exceed (y) the product of the Applicable Percentage and the relevant Net Convertible Share Obligation Value, such number of Shares and such amount of cash shall be proportionately reduced to the extent necessary to eliminate such excess.
Applicable Settlement Method:    For any Relevant Convertible Securities, if Counterparty has notified Dealer in the Notice of Final Convertible Security Settlement Method that it has elected to satisfy its conversion obligation in respect of such Relevant Convertible Securities in cash or in a combination of cash and Shares in accordance with Section 14.02(a) of the Indenture (a “Cash Election”) with a “Specified Dollar Amount” (as defined in the Indenture) of at least USD1,000, the Applicable Settlement Method shall be the settlement method actually so elected by Counterparty in respect of such Relevant Convertible Securities (the “Convertible Securities Settlement Method”); otherwise, the Applicable Settlement Method shall assume Counterparty had made a Cash Election with respect to such Relevant Convertible Securities (a “Deemed Cash Election”) with a “Specified Dollar Amount” (as defined in the Indenture) of USD1,000 per Relevant Convertible Security and the Delivery Obligation shall be determined by the Calculation Agent pursuant to Section 14.02(a)(iv)(C) of the Indenture as if the relevant “Observation Period” (as defined in the Indenture) were the Cash Settlement Averaging Period. Counterparty acknowledges its responsibilities under applicable securities laws, and in particular Section 9 and Section 10(b) of the Exchange Act and the rules and regulations thereunder, in respect of any such deemed settlement method election as set forth in the immediately preceding sentence.
Cash Settlement Averaging Period:    The 25 “Trading Days” (as defined in the Indenture pursuant to the second proviso in such definition) commencing on the 26th “Scheduled Trading Day” (as defined in the Indenture) prior to the “Maturity Date” (as defined in the Indenture).
Notice of Delivery Obligation:    No later than the Exchange Business Day immediately following the last day of the Cash Settlement Averaging Period, Counterparty shall give Dealer notice of the aggregate number of Shares and/or amount of cash included in the Total Convertible Share Obligation Value (as defined below) for all Exercise Dates (it being understood, for the avoidance of doubt, that the requirement of Counterparty to deliver such notice shall not limit Counterparty’s obligations with respect to a Notice of Exercise or Notice of Final Convertible Security Settlement Method, as the case may be, as set forth above, in any way).
Net Convertible Share Obligation Value:    With respect to Relevant Convertible Securities as to a Conversion Date, (i) the Total Convertible Share Obligation Value of such Relevant Convertible Securities for such Conversion Date minus (ii) the aggregate principal amount of such Relevant Convertible Securities for such Conversion Date.
Total Convertible Share Obligation Value:    With respect to Relevant Convertible Securities with respect to a Conversion Date, (i) (A) the number of Shares equal to the aggregate number of Shares that Counterparty is obligated to deliver to the holder(s) of Relevant Convertible Securities for such Conversion Date pursuant to the Indenture multiplied by (B) the Share Obligation Value Price plus (ii) an amount of cash equal to the aggregate amount of cash that Counterparty is obligated to deliver to the holder(s) of Relevant Convertible Securities for such Conversion Date pursuant to the Indenture (including, for the avoidance of doubt, any cash payable by Counterparty in lieu of fractional Shares); provided that the Total Convertible Share Obligation Value shall be determined excluding any Shares and/or cash that Counterparty is obligated to deliver to holder(s) of the Relevant Convertible Securities as a direct or indirect result of any adjustments to the Conversion Rate pursuant to a Discretionary Adjustment, a Make-Whole Fundamental Change Adjustment and any interest payment that Counterparty is (or would have been) obligated to deliver to holder(s) of the Relevant Convertible Securities for such Conversion Date.
Share Obligation Value Price:    The opening price as displayed under the heading “Op” on Bloomberg page “ETSY.Q <Equity>” (or its equivalent successor if such page is not available) on the applicable Settlement Date or other date of delivery.
Other Applicable Provisions:    To the extent Dealer is obligated to deliver Shares hereunder, the provisions of Sections 9.8, 9.9 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction;

provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares.
Restricted Certificated Shares:    Notwithstanding anything to the contrary in the Equity Definitions, Dealer may, in whole or in part, deliver Shares required to be delivered to Counterparty hereunder in certificated form in lieu of delivery through the Clearance System. With respect to such certificated Shares, the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by deleting the remainder of the provision after the word “encumbrance” in the fourth line thereof.
Adjustments:
Method of Adjustment:    Notwithstanding Section 11.2 of the Equity Definitions (which Section shall not apply for purposes of the Transaction except as provided in Section 8(t) below), upon the occurrence of any event or condition set forth in the Dilution Adjustment Provisions (a “Potential Adjustment Event”) that the Calculation Agent determines (by reference to such Section) would result in an adjustment under the Indenture, the Calculation Agent shall make a corresponding adjustment in respect of any one or more of the Strike Price, the Number of Options, the Option Entitlement and any other term relevant to the exercise, settlement or payment of the Transaction, subject to “Counterparty Discretionary Adjustments” below to the extent an analogous adjustment would be required under the Indenture.
Notwithstanding anything to the contrary herein or in the Equity Definitions:
(i) in connection with any Potential Adjustment Event as a result of an event or condition set forth in Section 14.04(b) of the Indenture or Section 14.04(c) of the Indenture where, in either case, the period for determining “Y” (as such term is used in Section 14.04(b) of the Indenture) or “SP0” (as such term is used in Section 14.04(c) of the Indenture), as the case may be, begins before Counterparty has publicly announced the event or condition giving rise to such Potential Adjustment Event, then the Calculation Agent shall have the right to adjust in a commercially reasonable manner any variable relevant to the exercise, settlement or payment for the Transaction as appropriate to reflect the costs (including, but not limited to, hedging mismatches and market losses) and expenses incurred by Dealer in connection with its hedging activities as a result of such event or condition not having been publicly announced prior to the beginning of such period; and
(ii) if any Potential Adjustment Event is declared and (a) the event or condition giving rise to such Potential Adjustment Event is subsequently amended, modified, cancelled or abandoned, (b) the “Conversion Rate” (as defined in the Indenture) is otherwise not adjusted at the time or in the manner contemplated by the relevant Dilution Adjustment Provision based on such declaration or (c) the “Conversion Rate” (as defined in the Indenture) is adjusted as a result of such Potential Adjustment Event and subsequently re-adjusted (each of clauses (a), (b) and (c), a “Potential Adjustment Event Change”) then, in each case, the Calculation Agent shall have the right to adjust in a commercially reasonable manner any variable relevant to the exercise, settlement or payment for the Transaction as appropriate to reflect the costs (including, but not limited to, hedging mismatches and market losses) and expenses incurred by Dealer in connection with its hedging activities as a result of such Potential Adjustment Event Change.
As promptly as practicable following the occurrence of any Potential Adjustment Event Change, Counterparty shall immediately notify the Calculation Agent in writing of the details of such Potential Adjustment Event Change.
    For the avoidance of doubt, Dealer shall not have any payment or delivery obligation hereunder in respect of, and no adjustment shall be made to the terms of the Transaction on account of, (x) any distribution of cash, property or securities by Counterparty to the holders of Convertible Securities (upon conversion or otherwise) or (y) any other transaction in which holders of Convertible Securities are entitled to participate, in each case, in lieu of an adjustment under the Indenture in respect of a Potential Adjustment Event (including, without limitation, under the fourth sentence of the first paragraph of Section 14.04(c) of the Indenture or the fourth sentence of Section 14.04(d) of the Indenture).
Dilution Adjustment Provisions:    Sections 14.04(a), (b), (c), (d) and (e) and Section 14.05 of the Indenture
Counterparty Discretionary Adjustments:    Notwithstanding anything to the contrary herein or in the Equity Definitions, if the Calculation Agent in good faith disagrees with any adjustment under the Indenture that involves an exercise of discretion by Counterparty, its board of directors or a committee of its board of directors (including, without limitation, pursuant to Section 14.05 of the Indenture or pursuant to Section 14.07 of the Indenture or any supplemental indenture entered into thereunder or in connection with the determination of the fair value of any securities, property, rights or other assets), then the Calculation Agent will determine the adjustment to be made to any one or more of the Strike Price, Number of Options, Option Entitlement and any other variable relevant to the exercise, settlement or payment of or under the Transaction in good faith and in a commercially reasonable manner. In addition, notwithstanding the foregoing, if any Potential Adjustment Event occurs during the Cash Settlement Averaging Period but no adjustment was made to any Convertible Security under the Indenture because the relevant holder of such Convertible Security was deemed to be a record owner of the underlying Shares on the related Conversion Date, then the Calculation Agent shall, in a commercially reasonable manner, make an adjustment, as determined by it, to the terms hereof in order to account for such Potential Adjustment Event. For the avoidance of doubt, the Delivery Obligation shall be calculated on the basis of such adjustments by the Calculation Agent.
Extraordinary Events:
Merger Events:    Notwithstanding Section 12.1(b) of the Equity Definitions, “Merger Event” shall have the meaning set forth in Section 14.07 of the Indenture.
Consequences of Merger Events/
Tender Offers:    Notwithstanding Section 12.2 of the Equity Definitions (which Section shall not apply for purposes of the Transaction except as provided in Section 8(t) below), upon the occurrence of a Merger Event, the Calculation Agent shall make an adjustment to the terms relevant to the exercise, settlement or payment of the Transaction corresponding to the adjustment required under Section 14.07 of the Indenture in respect of such Merger Event, as determined by the Calculation Agent (by reference to such Section), subject to “Counterparty Discretionary Adjustments” above; provided that such adjustment shall be made without regard to any adjustment to the Conversion Rate pursuant to a Make-Whole Fundamental Change Adjustment or a Discretionary Adjustment; and

provided further that if, with respect to a Merger Event or a Tender Offer, (i) the consideration for the Shares includes (or, at the option of a holder of Shares, may include) securities issued by an entity that is not a corporation organized under the laws of the United States, any state thereof or the District of Columbia or (ii) the Counterparty to the Transaction, following such Merger Event, will not be a corporation organized under the laws of the United States, any State thereof or the District of Columbia or will not be the Issuer, then Dealer may elect in its good faith discretion that Cancellation and Payment (Calculation Agent Determination) shall apply. For purposes of this paragraph, “Tender Offer” means the occurrence of any event or condition set forth in Section 14.04(e) of the Indenture.

Notice of Merger Consideration:    Upon the occurrence of a Merger Event, Counterparty shall reasonably promptly (but in any event after the public announcement thereof and, if possible, prior to consummation of such Merger Event) notify the Calculation Agent of, in the case of a Merger Event that causes the Shares to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the weighted average of the types and amounts of consideration actually received by holders of Shares upon consummation of such Merger Event.

Consequences of Announcement Events:    Modified Calculation Agent Adjustment as set forth in Section 12.3(d) of the Equity Definitions; provided that, in respect of an Announcement Event, (x) references to “Tender Offer” shall be replaced by references to “Announcement Event” and references to “Tender Offer Date” shall be replaced by references to “date of such Announcement Event”, (y) the phrase “exercise, settlement, payment or any other terms of the Transaction (including, without limitation, the spread)” shall be replaced with the phrase “Cap Price (provided that in no event shall the Cap Price be less than the Strike Price)”, and (z) for the avoidance of doubt, the Calculation Agent shall determine whether the relevant Announcement Event has had a material economic effect on the Transaction (and, if so, shall adjust the Cap Price accordingly) on one or more occasions on or after the date of the Announcement Event up to, and including, the Expiration Date, any Early Termination Date and/or any other date of cancellation, it being understood that any adjustment in respect of an Announcement Event shall take into account any earlier adjustment relating to the same Announcement Event and shall not be duplicative with any other adjustment or cancellation valuation made pursuant to this Confirmation, the Equity Definitions or the Agreement. An Announcement Event shall be an “Extraordinary Event” for purposes of the Equity Definitions, to which Article 12 of the Equity Definitions is applicable.
Announcement Event:    (i) The public announcement by any Valid Third Party, Issuer or any subsidiary or agent of Issuer of (x) any transaction or event that, if completed, would constitute a Merger Event or Tender Offer or (y) any potential acquisition by Issuer and/or its subsidiaries where the aggregate consideration exceeds 35% of the market capitalization of Issuer as of the date of such announcement (a “Transformative Transaction”), (ii) the public announcement by Issuer or any subsidiary or agent of Issuer of any intention to enter into a Merger Event or Tender Offer or a Transformative Transaction, (iii) the public announcement by Issuer or any subsidiary or agent of Issuer of an intention to solicit or enter into, or to explore strategic alternatives or other similar undertaking that may include, a Merger Event or Tender Offer or a Transformative Transaction or (iv) any subsequent public announcement by any Valid Third Party,

Issuer or any subsidiary or agent of Issuer of a change to a transaction or intention that is the subject of an announcement of the type described in clause (i), (ii) or (iii) of this sentence (including, without limitation, a new announcement, whether or not by the same party, relating to such a transaction or intention or the announcement of a withdrawal from, or the abandonment or discontinuation of, such a transaction or intention), as determined by the Calculation Agent in good faith and in a commercially reasonable manner. For the avoidance of doubt, the occurrence of an Announcement Event with respect to any transaction or intention shall not preclude the occurrence of a later Announcement Event with respect to such transaction or intention. For purposes of this definition of “Announcement Event,” (A) “Merger Event” shall mean such term as defined under Section 12.1(b) of the Equity Definitions (but, for the avoidance of doubt, the remainder of the definition of “Merger Event” in Section 12.1(b) of the Equity Definitions following the definition of “Reverse Merger” therein shall be disregarded) and (B) “Tender Offer” shall mean such term as defined under Section 12.1(d) of the Equity Definitions; provided that Section 12.1(d) of the Equity Definitions is hereby amended by replacing “10%” with “20%” in the third line thereof.

Valid Third Party:    In respect of any transaction, any third party that has a bona fide intent to enter into or consummate such transaction (it being understood and agreed that in determining whether such third party has such a bona fide intent, the Calculation Agent may take into consideration the effect of the relevant announcement by such third party on the Shares and/or options relating to the Shares).

Nationalization, Insolvency
or Delisting:        Cancellation and Payment (Calculation Agent Determination); provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors), such exchange or quotation system shall thereafter be deemed to be the Exchange.
Additional Disruption Events:
(a)    Change in Law:    Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “, or public announcement of, the formal or informal interpretation”, (ii) by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof and (iii) by immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the commercially reasonable manner contemplated by the Hedging Party on the Trade Date”; and provided further that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the parenthetical beginning after the word “regulation” in the second line thereof the words “(including, for the avoidance of doubt and without limitation, (x) any tax law or (y) adoption or promulgation of new regulations authorized or mandated by existing statute)” and (ii) adding the words “, or holding, acquiring or disposing of Shares or any Hedge Positions relating to,” after the words “obligations under” in clause (Y) thereof.

(b)    Failure to Deliver:    Applicable
(c)    Insolvency Filing:    Applicable
(d)    Hedging Disruption:    Applicable; provided that Section 12.9(b)(iii) of the Equity Definitions is hereby amended by inserting in the third line thereof, after the words “to terminate the Transaction”, the words “or a portion of the Transaction affected by such Hedging Disruption”.
(e)    Increased Cost of Hedging:    Not Applicable
Hedging Party:    Dealer
Determining Party:    Dealer; provided that when making any determination or calculation as “Determining Party,” Dealer shall be bound by the same obligations relating to required acts of the Calculation Agent as set forth in Section 1.40 of the Equity Definitions and this Confirmation as if Determining Party were the Calculation Agent.
Non-Reliance:    Applicable
Agreements and Acknowledgments
Regarding Hedging Activities:    Applicable
Additional Acknowledgments:    Applicable
3.Calculation Agent:     Dealer; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, Counterparty shall have the right to designate a nationally recognized independent equity derivatives dealer to replace Dealer as the Calculation Agent, and the parties shall work in good faith to execute any appropriate documentation required by such replacement Calculation Agent. Following any adjustment, determination or calculation by the Calculation Agent hereunder, upon a written request by Counterparty (which may be by email), the Calculation Agent will promptly (but in any event within three Scheduled Trading Days) provide to Counterparty by email to the email address provided by Counterparty in such written request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such adjustment, determination or calculation (including any assumptions used in making such adjustment, determination or calculation), it being understood that in no event will the Calculation Agent be obligated to share with Counterparty any proprietary or confidential data or information, any proprietary or confidential models used by it in making such adjustment, determination or calculation or any information that is subject to an obligation not to disclose such information.      All calculations and determinations by the Calculation Agent shall be made in good faith and in a commercially reasonable manner.
4.Account Details:
Dealer Payment Instructions:
[Bank:    [_____________]
ABA#:     [_____________]
Acct No.:     [_____________]
Beneficiary: [_____________]
Ref:    [_____________]]
Counterparty Payment Instructions:
To be provided by Counterparty.

5.Offices:
The Office of Dealer for the Transaction is: [________]

The Office of Counterparty for the Transaction is:
Inapplicable, Counterparty is not a Multibranch Party
6.Notices: For purposes of this Confirmation:
(a)    Address for notices or communications to Counterparty:
To:        Etsy, Inc.
        117 Adams Street
        Brooklyn, New York 11201
Attn:         Etsy Tax Department
Telephone:     (646) 820-3879
Email:         tax.external@etsy.com

(b)Address for notices or communications to Dealer:

[[____________]
[____________]
Email:         [____________]
Facsimile No:     [____________]

With a copy to:

Attention:    [____________]
Title:         [____________]
Telephone No:     [____________]
Email:        [____________]]

7.Representations, Warranties and Agreements:
(a)    In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Counterparty represents and warrants to and for the benefit of, and agrees with, Dealer as follows:
(i)    On the Trade Date and as of the date of any Notice of Share Termination under (and as defined in) Section 8(c) below, Counterparty is not aware of any material nonpublic information regarding Counterparty or the Shares.
(ii)    (A) On the Trade Date, the Shares or securities that are convertible into, or exchangeable or exercisable for Shares, are not subject to a “restricted period,” as such term is defined in Regulation M under the Exchange Act (“Regulation M”) and (B) Counterparty shall not engage in any “distribution,” as such term is defined in Regulation M, other than a distribution meeting the requirements of the exceptions set forth in sections 101(b)(10) and 102(b)(7) of Regulation M, until the second Exchange Business Day immediately following the Trade Date.
(iii)    Without limiting the generality of Section 13.1 of the Equity Definitions, Counterparty acknowledges that neither Dealer nor any of its affiliates is making any representations or warranties or taking any position or expressing any view with respect to the treatment of the Transaction under any accounting standards including ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, or ASC Topic 480, Distinguishing Liabilities from Equity and ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements).
(iv)    Without limiting the generality of Section 3(a)(iii) of the Agreement, Counterparty represents and warrants that it is not currently engaged in a tender offer that is subject to Rule 13e-1 or Rule 13e-4 under the Exchange Act.
(v)    [Reserved.]
(vi)    Counterparty is not entering into this Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act.
(vii)    Counterparty is not, and after giving effect to the transactions contemplated hereby will not be, required to register as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(viii)    On the Trade Date, Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)) and Counterparty would be able to purchase the Number of Shares in compliance with the laws of the jurisdiction of Counterparty’s incorporation. Immediately following consummation of the Transaction (and, if applicable, any substantially similar transactions with other financial institutions) and the issuance of the Convertible Securities, Counterparty will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code) and Counterparty will be able to purchase the Number of Shares in compliance with the laws of the jurisdiction of Counterparty’s incorporation.
(ix)    The representations and warranties of Counterparty set forth in Section 3 of the Agreement and Section 1 of the Purchase Agreement, dated as of June [8], 2021, among Counterparty and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Citigroup Global Markets Inc. as representatives of the Initial Purchasers party thereto (the “Purchase Agreement”) are true and correct as of the Trade Date and the Effective Date and are hereby deemed to be repeated to Dealer as if set forth herein.
(x)    To the knowledge of Counterparty, no state or local (including any non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares; provided that Counterparty makes no representation or warranty regarding any requirement that is applicable generally to the ownership of equity securities by Dealer or any of its affiliates solely as a result of it or any of such affiliates being financial institutions or a broker-dealers (other than any reporting, consent, registration or other requirement that relates to a line of business or activity in which Counterparty is engaged).
(xi)    Counterparty (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least USD50 million.
(b)    Each of Dealer and Counterparty agrees and represents that it is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act, as amended, and is entering into the Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise) and not for the benefit of any third party.
(c)    Each of Dealer and Counterparty acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(a)(2) thereof. Accordingly, Counterparty represents and warrants to Dealer that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment and its investments in and liabilities in respect of the Transaction, which it understands are not readily marketable, are not disproportionate to its net worth, and it is able to bear any loss in connection with the Transaction, including the loss of its entire investment in the Transaction, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act, (iii) it is entering into the Transaction for its own account and without a view to the distribution or resale thereof, (iv) the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act and is restricted under this Confirmation, the Securities Act and state securities laws, and (v) its financial condition is such that it has no need for liquidity with respect to its investment in the Transaction and no need to dispose of any portion thereof to satisfy any existing or contemplated undertaking or indebtedness and is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction.
(d)    Each of Dealer and Counterparty agrees and acknowledges that Dealer is a “financial institution” and “financial participant” within the meaning of Sections 101(22) and 101(22A) of the Bankruptcy Code. The parties hereto further agree and acknowledge (A) that this Confirmation is a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “settlement payment” within the meaning of Section 546 of the Bankruptcy Code, and (B) that Dealer is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 548(d)(2), 555 and 561 of the Bankruptcy Code.

(e)    As a condition to the effectiveness of the Transaction, Counterparty shall deliver to Dealer an opinion of counsel, dated as of the Premium Payment Date and reasonably acceptable to Dealer in form and substance, with respect to the matters set forth in Section 3(a)(i)-(iii) of the Agreement and such other matters as Dealer may reasonably request (it being understood that such opinion of counsel shall be limited to the federal laws of the United States, the laws of the State of New York and the General Corporate Law of the State of Delaware and may contain customary limitations, exceptions and qualifications).
(f)    Counterparty understands that notwithstanding any other relationship between Counterparty and Dealer and its affiliates, in connection with this Transaction and any other over-the-counter derivative transactions between Counterparty and Dealer or its affiliates, Dealer or its affiliates is acting as principal and is not a fiduciary or advisor in respect of any such transaction, including any entry, exercise, amendment, unwind or termination thereof.
(g)    Counterparty represents and warrants that it has received, read and understands the OTC Options Risk Disclosure Statement and a copy of the most recent disclosure pamphlet prepared by The Options Clearing Corporation entitled “Characteristics and Risks of Standardized Options”.
(h)    Each party acknowledges and agrees to be bound by the Conduct Rules of the Financial Industry Regulatory Authority, Inc. applicable to transactions in options, and further agrees not to violate the position and exercise limits set forth therein.
8.Other Provisions:
(a)    Right to Extend. Dealer may postpone or add, in whole or in part, any Exercise Date, Settlement Date or any other date of valuation, payment or delivery by Dealer, with respect to some or all of the Options hereunder (in which event the Calculation Agent shall make appropriate adjustments to the Delivery Obligation), if Dealer reasonably determines, in the case of clause (i), in its commercially reasonable judgment or, in the case of clause (ii), based on advice of counsel, that such action is reasonably necessary or appropriate (i) to preserve Dealer’s commercially reasonable hedging or hedge unwind activity hereunder in light of existing liquidity conditions in the stock loan market or other relevant market (but only if there is a material decrease in liquidity relative to Dealer’s expectations on the Trade Date) or (ii) to enable Dealer to effect purchases or sales of Shares in connection with its commercially reasonable hedging, hedge unwind or settlement activity hereunder in a manner that would, if Dealer were the Issuer or an affiliated purchaser of the Issuer, be in compliance with applicable legal, regulatory or self-regulatory, requirements, or with related policies and procedures adopted by Dealer in good faith so long as such policies and procedures are related to legal and regulatory issues and are generally applicable to counterparties similar to Counterparty and transactions similar to the Transaction and applied in a non-discriminatory manner, and including, without limitation Rule 10b-18, Rule 10b-5, Regulations 13D-G and Regulations 14D-E, each under the Exchange Act; provided that no such Exercise Date, Settlement Date or other date of valuation, payment or delivery may be postponed or added more than 25 Scheduled Trading Days after the original Exercise Date, Settlement Date or other date of valuation, payment or delivery, as the case may be.
(b)    Additional Termination Events.
(i)    The occurrence of an event of default with respect to Counterparty under the terms of the Convertible Securities as set forth in Section 6.01 of the Indenture that results in the Convertible Securities becoming due and payable shall constitute an Additional Termination Event with respect to which the Transaction is the sole Affected Transaction and Counterparty is the sole Affected Party, and Dealer shall be the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement and to determine the amount payable pursuant to Section 6(e) of the Agreement.
(ii)    Notwithstanding anything to the contrary in this Confirmation, upon any Early Conversion in respect of which the relevant converting Holder has satisfied the requirements to conversion set forth in Section 14.02(b) of the Indenture:
(A)Counterparty shall, within five Scheduled Trading Days of the “Conversion Date” (as defined in the Indenture) for such Early Conversion, provide written notice (an “Early Conversion Notice”) to Dealer specifying the number of Convertible Securities surrendered for conversion on such Conversion Date (such Convertible Securities, the “Affected Convertible Securities”) and the anticipated settlement date, and the giving of such Early Conversion Notice shall constitute an Additional Termination Event as provided in this Section 8(b)(ii); provided that any such Early Conversion Notice shall contain a written acknowledgement by Counterparty of its responsibilities under applicable securities laws, and in particular Section 9 and Section 10(b)

of the Exchange Act and the rules and regulations thereunder, in respect of the delivery of such Early Conversion Notice; provided further that the provisions of this Section 8(b)(ii) shall not apply to (i) any Affected Convertible Securities that are subject to an Induced Conversion or (ii) any Affected Convertible Securities (x) with respect to which Counterparty has elected the “Exchange in Lieu of Conversion” option pursuant to Section 14.12 of the Indenture and (y) that have been accepted by the designated financial institution pursuant to Section 14.12 of the Indenture, except to the extent that (I) Counterparty notifies Dealer, within five Scheduled Trading Days of the then applicable settlement date determined pursuant to Section 14.02(c) of the Indenture, that such financial institution has failed to pay or deliver, as the case may be, any consideration due upon conversion of such Affected Convertible Securities, or (II) such Affected Convertible Securities are subsequently resubmitted to Counterparty for conversion in accordance with the terms of the Indenture;
(B)upon receipt of any such Early Conversion Notice, within a commercially reasonable period of time thereafter, Dealer shall designate an Exchange Business Day as an Early Termination Date (which Exchange Business Day shall be no earlier than one Scheduled Trading Day following the “Conversion Date” (as defined in the Indenture) for such Early Conversion) with respect to the portion of the Transaction corresponding to a number of Options equal to the Number of Relevant Options applicable to such Early Conversion (the “Affected Number of Options”);
(C)any payment hereunder with respect to such termination shall be calculated pursuant to Section 6 of the Agreement as if (x) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Transaction and a Number of Options equal to the Affected Number of Options, (y) Counterparty were the sole Affected Party with respect to such Additional Termination Event and (z) the terminated portion of the Transaction were the sole Affected Transaction; provided that the amount payable with respect to such termination shall not be greater than (1) the Applicable Percentage, multiplied by (2) the Affected Number of Options, multiplied by (3) (x) the sum of (i) the amount of cash paid (if any) to the Holder (as such term is defined in the Indenture) of an Affected Convertible Security upon conversion thereof and (ii) the number of Shares delivered (if any) to the Holder (as such term is defined in the Indenture) of an Affected Convertible Security upon conversion thereof, multiplied by the Share Obligation Value Price on the settlement date for the cash to be paid and/or the Shares to be delivered to the Holders (as defined in the Indenture) of the Affected Convertible Securities, minus (y) USD1,000;
(D) for the avoidance of doubt, in determining the amount payable in respect of such Affected Transaction pursuant to Section 6 of the Agreement, the Calculation Agent shall assume that (x) the relevant Early Conversion and any conversions, adjustments, agreements, payments, deliveries or acquisitions by or on behalf of Counterparty leading thereto had not occurred, (y) no adjustment to the conversion rate for the Convertible Securities has occurred pursuant to any Make-Whole Fundamental Change Adjustment or Discretionary Adjustment and (z) the corresponding Convertible Securities remain outstanding; and
(E)the Transaction shall remain in full force and effect, except that, as of the “Conversion Date” (as defined in the Indenture) for such Early Conversion, the Number of Options shall be reduced by the Affected Number of Options.
(iii)    Within five Scheduled Trading Days following any Repurchase Event (as defined below), Counterparty may notify Dealer of such Repurchase Event, the aggregate principal amount of Convertible Securities subject to such Repurchase Event and request that such Repurchase Event shall constitute an Additional Termination Event under this Section 8(b)(iii) (any such notice, a “Convertible Securities Repurchase Notice”); provided that any such Convertible Securities Repurchase Notice shall contain, in writing, the representation and warranty set forth in Section 7(a)(i). The receipt by Dealer from Counterparty of any Convertible Securities Repurchase Notice shall constitute an Additional Termination Event as provided in this Section 8(b)(iii). Upon receipt of any such Convertible Securities Repurchase Notice, Dealer shall designate an Exchange Business Day following receipt of such Convertible Securities Repurchase Notice (which Exchange Business Day shall be on or as promptly as reasonably practicable after the related repurchase settlement date for the relevant Repurchase Event) as an Early Termination Date with respect to the portion of the Transaction corresponding to a number of Options (the “Repurchase Options”) equal to the lesser of (A) the aggregate principal amount of such Convertible Securities specified in such Convertible Securities

Repurchase Notice, divided by USD 1,000, and (B) the Number of Options as of the date Dealer designates such Early Termination Date and, as of such date, the Number of Options shall be reduced by the number of Repurchase Options. Any payment hereunder with respect to such termination (the “Repurchase Unwind Payment”) shall be calculated pursuant to Section 6 of the Agreement as if (1) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Transaction and a Number of Options equal to the number of Repurchase Options, (2) Counterparty were the sole Affected Party with respect to such Additional Termination Event, (3) no adjustment to the Conversion Rate for the Convertible Securities has occurred pursuant to any Make-Whole Fundamental Change Adjustment or Discretionary Adjustment, (4) the corresponding Convertible Securities remaining outstanding, (5) the relevant Repurchase Event and any conversions, adjustments, agreements, payments, deliveries or acquisitions by or on behalf of Counterparty leading thereto had not occurred and (6) the terminated portion of the Transaction were the sole Affected Transaction.
“Repurchase Event” means that (i) any Convertible Securities are repurchased or redeemed (whether pursuant to Section 15.02 or Section 16.01 of the Indenture or otherwise) by Counterparty or any of its subsidiaries, (ii) any Convertible Securities are delivered to Counterparty in exchange for delivery of any property or assets of Counterparty or any of its subsidiaries (howsoever described), (iii) any principal of any of the Convertible Securities is repaid prior to the final maturity date of the Convertible Securities (other than upon acceleration of the Convertible Securities described in Section 8(b)(i)), (iv) any Convertible Securities are exchanged by or for the benefit of the Holders (as defined in the Indenture) thereof for any other securities of Counterparty or any of its affiliates (or any other property, or any combination thereof) pursuant to any exchange offer or similar transaction or (v) any Convertible Securities are converted pursuant to an Induced Conversion; provided that any conversion of Convertible Securities, other than pursuant to an Induced Conversion, pursuant to the terms of the Indenture shall not constitute a Repurchase Event.
“Induced Conversion” means a conversion of any Convertible Securities (A) in connection with (x) an adjustment to the Conversion Rate effected by Counterparty (whether by any Discretionary Adjustment or otherwise) that is not required under the terms of the Indenture or (y) an agreement by Counterparty with the Holder(s) (as defined in the Indenture) of such Convertible Securities whereby, in the case of either (x) or (y), the Holder(s) (as defined in the Indenture) of such Convertible Securities receive upon conversion or pursuant to such agreement, as the case may be, a payment of cash or delivery of Shares or any other property or item of value that was not required under the terms of the Indenture, or (B) after having been acquired from a Holder (as defined in the Indenture) of Convertible Securities by or on behalf of Counterparty or any of its affiliates other than pursuant to a conversion by such Holder (as defined in the Indenture) and thereafter converted by or on behalf of Counterparty or any affiliate of Counterparty.
(iv)    Notwithstanding anything to the contrary in this Confirmation, the occurrence of an Amendment Event shall constitute an Additional Termination Event applicable to the Transaction and, with respect to such Additional Termination Event, (A) Counterparty shall be deemed to be the sole Affected Party, (B) the Transaction shall be the sole Affected Transaction and (C) Dealer shall be the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement. “Amendment Event” means that Counterparty amends, modifies, supplements, waives or obtains a waiver in respect of any term of the Indenture or the Convertible Securities governing the principal amount, coupon, maturity, repurchase obligation of Counterparty, any term relating to conversion of the Convertible Securities (including changes to the conversion rate, conversion rate adjustment provisions, conversion settlement dates or conversion conditions), or any term that would require consent of the holders of not less than 100% of the principal amount of the Convertible Securities to amend (other than, in each case, any amendment or supplement (x) pursuant to Section 10.01(h) of the Indenture that, as determined by the Calculation Agent, conforms the Indenture to the description of Convertible Securities in the Offering Memorandum or (y) pursuant to Section 14.07 of the Indenture), in each case, without the consent of Dealer.
(c)    Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events. If Dealer shall owe Counterparty any amount pursuant to Section 6(d)(ii) of the Agreement or Sections 12.7 through 12.9 of the Equity Definitions (each, a “Payment Obligation”), Counterparty shall have the right, in its sole discretion, to require Dealer to satisfy any such Payment Obligation by the Share Termination Alternative (as defined below) by giving irrevocable telephonic notice to Dealer, confirmed in writing within one Scheduled Trading Day (which written confirmation shall contain the representation and warranty set forth in Section 7(a)(i)), no later than 9:30 A.M., New York City time, on the relevant Early Termination Date or date of cancellation or termination in respect of an Extraordinary Event, as applicable (“Notice of Share Termination”); provided that if Counterparty does not elect to require Dealer to satisfy its Payment Obligation by the Share Termination Alternative, Dealer shall have the right, in its sole discretion, to elect to satisfy its Payment Obligation by the Share Termination Alternative, notwithstanding Counterparty’s failure to elect or election to the contrary; and provided further that Counterparty shall not have the right to so elect (but, for the avoidance of doubt, Dealer shall have the right to so elect) in the event of (i) an Insolvency, a Nationalization or a Merger Event, in each case, in which the consideration or proceeds to be paid to holders of

Shares consists solely of cash or (ii) an Event of Default in which Counterparty is the Defaulting Party or a Termination Event in which Counterparty is the Affected Party or an Extraordinary Event, which Event of Default, Termination Event or Extraordinary Event resulted from an event or events within Counterparty’s control. Upon such Notice of Share Termination, the following provisions shall apply on the Scheduled Trading Day immediately following the relevant merger date, Announcement Date, Early Termination Date or date of cancellation or termination in respect of an Extraordinary Event, as applicable:
Share Termination Alternative:     If applicable, means that Dealer shall deliver to Counterparty the Share Termination Delivery Property on the date on which the Payment Obligation would otherwise be due pursuant to Section 6(d)(ii) of the Agreement or such later date or dates as Dealer may commercially reasonably determine (the “Share Termination Payment Date”) taking into account commercially reasonable hedging or hedge unwind activity, in satisfaction of the Payment Obligation.
Share Termination Delivery
Property:     A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the Payment Obligation divided by the Share Termination Unit Price. The Calculation Agent shall adjust the Share Termination Delivery Property by replacing any fractional portion of the aggregate amount of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price.
Share Termination Unit Price:     The value of property contained in one Share Termination Delivery Unit on the date such Share Termination Delivery Units are to be delivered as Share Termination Delivery Property, as determined by the Calculation Agent in a commercially reasonable manner and notified by the Calculation Agent to Dealer at the time of notification of the Payment Obligation.
Share Termination Delivery Unit:     In the case of a Termination Event (other than on account of an Insolvency, Nationalization or Merger Event), Event of Default, Delisting or Additional Disruption Event, one Share or, in the case of an Insolvency, Nationalization or Merger Event, one Share or a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Insolvency, Nationalization or Merger Event, as applicable. If such Insolvency, Nationalization or Merger Event involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.
Failure to Deliver:     Applicable
Other Applicable Provisions:     If Share Termination Alternative is applicable, the provisions of Sections 9.8, 9.9 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction, except that all references to “Shares” shall be read as references to “Share Termination Delivery Units”; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws as a result of the fact that Counterparty is the issuer of any Share Termination Delivery Units (or any part thereof).
(d)    Disposition of Hedge Shares. Counterparty hereby agrees that if, in the good faith reasonable judgment of Dealer, based on the advice of counsel, the Shares (the “Hedge Shares”) acquired by Dealer for the purpose of effecting a commercially reasonable hedge of its obligations pursuant to the Transaction cannot be sold in the U.S. public market by Dealer without registration under the Securities Act, Counterparty shall, at its election, either: (i) in order to allow Dealer to sell the Hedge Shares in a registered offering, make available to Dealer an effective registration statement under the Securities Act and enter into an agreement, in form and substance reasonably satisfactory to Dealer, substantially in the form of an underwriting agreement customary for a registered secondary offering of a similar size in respect of a similar issuer (which underwriting agreement shall (A) provide accountant’s “comfort” letters in customary form for registered offerings of equity securities, (B) provide disclosure opinions of nationally recognized outside counsel to Counterparty reasonably acceptable to Dealer, (C) provide other customary opinions, certificates and closing documents customary in form for registered offerings of equity securities and (D) afford Dealer a reasonable opportunity to conduct a “due diligence” investigation with respect to Counterparty customary in scope for underwritten offerings of equity securities); provided that if Counterparty elects clause (i) above but the items referred to therein are not completed in a timely manner or if Dealer, in its sole discretion, is not satisfied with access to due diligence materials, the results of its due diligence investigation, or the procedures and documentation for the registered offering referred to above, then clause (ii) or clause (iii) of this Section 8(d) shall apply at the election of Counterparty; (ii) in order to allow Dealer to sell the Hedge Shares in a private placement, use its best efforts to enter into a private placement agreement substantially similar to private placement purchase agreements customary for private placements of equity securities of a similar size in respect of a similar issuer, in form and substance satisfactory to Dealer, including customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Hedge Shares from Dealer), and best efforts obligations to provide opinions and certificates and such other documentation as is customary for private placements agreements, all commercially reasonably satisfactory to Dealer (in which case, the Calculation Agent shall make any adjustments to the terms of the Transaction that are necessary, in its commercially reasonable judgment, to compensate Dealer for any commercially reasonable discount from the public market price of the Shares incurred on the sale of Hedge Shares in a private placement (and, for the avoidance of doubt, any such adjustment shall be made solely to the extent permitted under ASC 815-40)); or (iii) purchase the Hedge Shares then held by Dealer from Dealer at the then-current market price on such Exchange Business Days, and in the amounts and at such time(s), commercially reasonably requested by Dealer.
(e)    Repurchase Adjustment Notices. Counterparty shall, on any day on which Counterparty effects any repurchase of Shares (a “Repurchase Adjustment Event”) give Dealer a written notice of such repurchase (a “Repurchase Notice”) on such day if, following such Repurchase Adjustment Event, the Notice Percentage would reasonably be expected to be (i) greater than [ ]6% and (ii) greater by 0.5% than the Notice Percentage included in the immediately preceding Repurchase Notice (or, in the case of the first such Repurchase Notice, greater than the Notice Percentage as of the date hereof); provided that Counterparty may provide Dealer advance notice (which notice shall not contain any material nonpublic information regarding Counterparty or the Shares) on or prior to the date of the relevant repurchase to the extent it expects that repurchases to be effected may result in an obligation to deliver a Repurchase Notice (which advance notice shall be deemed a Repurchase Notice to the extent of the maximum potential repurchase set forth in such advance notice). The “Notice Percentage” as of any day is the fraction, expressed as a percentage, the numerator of which is the Number of Shares plus the number of Shares underlying any other convertible bond hedge transactions or similar call options sold by Dealer to Counterparty and the denominator of which is the number of Shares outstanding on such day. In the event that Counterparty fails to provide Dealer with a Repurchase Notice on the day and in the manner specified in this Section 8(e) then Counterparty agrees to indemnify and hold harmless Dealer, its affiliates and their respective directors, officers, employees, agents and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all losses (including losses relating to the Dealer’s hedging activities as a consequence of becoming, or of the risk of becoming, a Section 16 “insider”, including without limitation, any forbearance from hedging activities or cessation of hedging activities and any losses in connection therewith with respect to this Transaction), claims, damages and liabilities (or actions in respect thereof), joint or several, to which such Indemnified Party may become subject under applicable securities laws, including without limitation, Section 16 of the Exchange Act or under any state or federal law, regulation or regulatory order, relating to or arising out of such failure. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred (after notice to Counterparty) in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. This indemnity shall survive the completion of the Transaction contemplated by this Confirmation and any assignment and delegation of the Transaction made pursuant to this Confirmation or the Agreement and shall inure to the benefit of any permitted assignee of Dealer.
(f)    Transfer and Assignment.

a.Dealer may, without Counterparty’s consent, transfer or assign (a “Transfer”) all or any part of its rights or obligations under the Transaction to any affiliate of Dealer (1) that has a rating for its long term, unsecured and unsubordinated indebtedness that is equal to or better than Dealer’s credit rating at the time of such Transfer, or (2) whose obligations hereunder will be guaranteed, pursuant to the
6 To be 0.5% higher than the number of Shares underlying the capped call (including any additional capped call), any capped calls executed in 2018 and any capped calls executed in 2019.

terms of a customary guarantee in a form used by Dealer generally for similar transactions, by Dealer or Dealer’s ultimate parent; provided that either (x) the transferee in any such Transfer is a “dealer in securities” within the meaning of Section 475(c)(1) of the Code or (y) the Transfer does not result in a deemed exchange by Counterparty within the meaning of Section 1001 of the Code. Dealer may, with Counterparty’s consent, which shall not be unreasonably withheld or delayed, Transfer all or any part of its rights or obligations under the Transaction to any other third party with a rating for its long term, unsecured and unsubordinated indebtedness equal to or better than the lesser of (1) the credit rating of Dealer at the time of the Transfer and (2) BBB+ by Standard and Poor’s Rating Group, Inc. or its successor (“S&P”), or Baa1 by Moody’s Investor Service, Inc. (“Moody’s”) or, if either S&P or Moody’s ceases to rate such debt, at least an equivalent rating or better by a substitute rating agency mutually agreed by Counterparty and Dealer; provided that either (x) the transferee in any such Transfer is a “dealer in securities” within the meaning of Section 475(c)(1) of the Code or (y) the Transfer does not result in a deemed exchange by Counterparty within the meaning of Section 1001 of the Code. In the event of any such transfer or assignment, (i) the transferee or assignee shall make such Payee Tax Representations as may be reasonably requested by Counterparty and provide Counterparty with a complete and accurate U.S. Internal Revenue Service Form W-9 or W-8 (as applicable) prior to becoming a party to the Transaction, and (ii) Counterparty will not be required to pay the transferee or assignee under Section 2(d)(i)(4) of the Agreement any amount greater than the amount Counterparty would have been required to pay to Dealer in the absence of such transfer or assignment, or receive from the transferee or assignee any amount or number of Shares less than it would have been entitled to receive in the absence of such transfer or assignment. If at any time at which (1) the Equity Percentage exceeds 9.0% or (2) Dealer, Dealer Group (as defined below) or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under Section 203 of the Delaware General Corporation Law or other federal, state or local law, rule, regulation or regulatory order or organizational documents or contracts of Counterparty applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership in excess of a number of Shares equal to (x) the number of Shares that would give rise to reporting, registration, filing or notification obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Restrictions and with respect to which such requirements have not been met or the relevant approval has not been received or that would subject a Dealer Person to restrictions (including restrictions relating to business combinations or other designated transactions), or have any other adverse effect on a Dealer Person, under Applicable Restrictions minus (y) 1% of the number of Shares outstanding on the date of determination (either such condition described in clause (1) or (2), an “Excess Ownership Position”), Dealer, in its discretion, is unable to effect a transfer or assignment to a third party after its commercially reasonable efforts on pricing and terms and within a time period reasonably acceptable to Dealer such that an Excess Ownership Position no longer exists, Dealer may designate any Scheduled Trading Day as an Early Termination Date with respect to a portion (the “Terminated Portion”) of the Transaction, such that an Excess Ownership Position would no longer exist following the resulting partial termination of the Transaction (after taking into account commercially reasonable adjustments to Dealer’s commercially reasonable Hedge Positions from such partial termination). In the event that Dealer so designates an Early Termination Date with respect to a portion of the Transaction, a payment or delivery shall be made pursuant to Section 6 of the Agreement or Section 8(c) of this Confirmation as if (i) an Early Termination Date had been designated in respect of a Transaction having terms identical to the Terminated Portion of the Transaction, (ii) Counterparty were the sole Affected Party with respect to such partial termination, (iii) such portion of the Transaction were the only Terminated Transaction and (iv) Dealer were the party entitled to designate an Early Termination Date pursuant to Section 6(b) of the Agreement and to determine the amount payable pursuant to Section 6(e) of the Agreement. The “Equity Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Dealer and any of its affiliates or any other person subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Dealer is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day

a.The Counterparty may transfer or assign any of its rights and obligations hereunder and under the Agreement, in whole or in part (any such Options so transferred or assigned, the “Transfer Options”), to any party, without the consent by Dealer if such transfer or assignment complies with the following conditions:
(1)With respect to any Transfer Options, Counterparty shall not be released from its notice and indemnification obligations pursuant to Section 8(e) or any obligations under Section 2 (regarding Extraordinary Events) or 8(d) of this Confirmation;
(2)Any Transfer Options shall only be transferred or assigned to a third party that is a United States person (as defined in the Internal Revenue Code of 1986, as amended (the “Code”));
(3)Such transfer or assignment shall be effected on terms, including any reasonable undertakings by such third party (including, but not limited to, undertakings with respect to compliance with applicable securities laws in a manner that, in the reasonable judgment of Dealer, will not expose Dealer to material risks under applicable securities laws) and execution of any documentation and delivery of legal opinions with respect to securities laws and other matters by such third party and Counterparty, as are requested and reasonably satisfactory to Dealer;
(4)Dealer shall not, as a result of such transfer and assignment, be required to pay the transferee or assignee under Section 2(d)(i)(4) of the Agreement any amount greater than the amount Dealer would have been required to pay to Counterparty in the absence of such transfer or assignment or receive from the transferee or assignee any amount or number of Shares less than it would have been entitled to receive in the absence of such transfer or assignment;
(5)An Event of Default, Potential Event of Default or Termination Event shall not occur as a result of such transfer and assignment;
(6)Without limiting the generality of clause (B), Counterparty shall have caused the transferee to make such Payee Tax Representations and to provide such tax documentation as may be reasonably requested by Dealer to permit Dealer to determine that results described in clauses (D) and (E) will not occur upon or after such transfer and assignment; and
(7)Counterparty shall be responsible for all commercially reasonable costs and expenses, including commercially reasonable counsel fees, incurred by Dealer in connection with such transfer or assignment.
(g)    Delivery of Shares. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.
(h)    Disclosure. Effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.
(i)    No Netting and Set-off. The provisions of Section 2(c) of the Agreement shall not apply to the Transaction. Each party waives any and all rights it may have to set-off delivery or payment obligations it owes to the other party under the Transaction against any delivery or payment obligations owed to it by the other party, whether arising under the Agreement, under any other agreement between parties hereto, by operation of law or otherwise.
(j)    Equity Rights. Dealer acknowledges and agrees that this Confirmation is not intended to convey to it rights with respect to the Transaction that are senior to the claims of common stockholders in the event of Counterparty’s bankruptcy. For the avoidance of doubt, the parties agree that the preceding sentence shall not apply at any time other than during Counterparty’s bankruptcy to any claim arising as a result of a breach by Counterparty of any of its obligations under this Confirmation or the Agreement. For the avoidance of doubt, the parties acknowledge that the obligations of Counterparty under this Confirmation are not secured by any collateral that would otherwise secure the obligations of Counterparty herein under or pursuant to any other agreement.
(k)    Early Unwind. In the event the sale by Counterparty of the Convertible Securities (as defined in the Purchase Agreement) is not consummated with the Initial Purchasers (as defined in the Purchase Agreement) for any reason by 5:00 p.m. (New York City time) on the Premium Payment Date or such later date as agreed upon by the parties (the Premium Payment Date or such later date, the “Early Unwind Date”), the Transaction shall automatically terminate (the “Early Unwind”) on the Early Unwind Date and (i) the Transaction and all of the respective rights and obligations of Dealer and Counterparty under the Transaction shall be cancelled and terminated and (ii) each party shall be released and discharged by the other party from and agrees not to make any claim against the other party with respect to any obligations or liabilities of the other party arising out of and to be performed in connection with the Transaction either prior to or after the Early Unwind Date. Each of Dealer and Counterparty represents and acknowledges to the other that, upon an Early Unwind, all obligations with respect to the Transaction shall be deemed fully and finally discharged.
(l)    Agreements and Acknowledgements Regarding Hedging. Counterparty understands, acknowledges and agrees that: (A) at any time on and prior to the Expiration Date, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the Transaction; (B) Dealer and its affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to the Transaction; (C) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in securities of Issuer shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the “Daily VWAP” (as defined in the Indenture); (D) any market activities of Dealer and its affiliates with respect to Shares may affect the market price and volatility of Shares, as well as the “Daily VWAP” (as defined in the Indenture), each in a manner that may be adverse to Counterparty; and (E) the Transaction is a derivatives transaction in which it has granted Dealer an option, and Dealer may purchase shares for its own account at an average price that may be greater than, or less than, the price paid by Counterparty under the terms of the Transaction.
(m)    Wall Street Transparency and Accountability Act. In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (the “WSTAA”), the parties hereby agree that neither the enactment of the WSTAA (or any statute containing any legal certainty provision similar to Section 739 of the WSTAA) or any regulation under the WSTAA (or any such statute), nor any requirement under the WSTAA (or any statute containing any legal certainty provision similar to Section 739 of the WSTAA) or an amendment made by the WSTAA (or any such statute), shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Equity Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from Change in Law, Hedging Disruption, Increased Cost of Hedging or Illegality).
(n)    Governing Law; Exclusive Jurisdiction; Waiver of Jury.
(i)    THE AGREEMENT, THIS CONFIRMATION AND ALL MATTERS ARISING IN CONNECTION WITH THE AGREEMENT AND THIS CONFIRMATION SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CHOICE OF LAW DOCTRINE, OTHER THAN TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
(ii)    Section 13(b) of the Agreement is deleted in its entirety and replaced by the following:
“Each party hereby irrevocably and unconditionally submits for itself and its property in any suit, legal action or proceeding relating to this Confirmation or the Agreement, or for recognition and enforcement of any judgment in respect thereof, (each, “Proceedings”) to the exclusive jurisdiction of the Supreme Court of the State of New York, sitting in New York County, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof. Nothing in this Confirmation or the Agreement precludes either party from bringing Proceedings in any other jurisdiction if (A) the courts of the State of New York or the United States of America for the Southern District of New York lack jurisdiction over the parties or the subject matter of the Proceedings or decline to accept the Proceedings on the grounds of lacking such jurisdiction; (B) the Proceedings are commenced by a party for the purpose of enforcing against the other party’s property, assets or estate any decision or judgment rendered by any court in which Proceedings may be brought as provided hereunder; (C) the Proceedings are commenced to appeal any such court’s decision or judgment to any higher court with competent appellate jurisdiction over that court’s decisions or judgments if that higher court is located outside the State of New York or Borough of Manhattan, such as a federal court of appeals or the U.S. Supreme Court; or (D) any suit, action or proceeding has been commenced in another jurisdiction by or against the other party or against its property, assets or estate and, in order to exercise or protect its rights, interests or remedies under this Confirmation or the Agreement, the party (1) joins, files a claim, or takes any other action, in any such suit, action or proceeding, or (2) otherwise commences any Proceeding in that other jurisdiction as the result of that other suit, action or proceeding having commenced in that other jurisdiction.”
(iii)    EACH OF COUNTERPARTY AND DEALER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS CONFIRMATION OR THE AGREEMENT.
(o)    Amendment. This Confirmation and the Agreement may not be modified, amended or supplemented, except in a written instrument signed by Counterparty and Dealer.
(p)    Counterparts. This Confirmation may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
(q)    Tax Matters.
a.Payee Tax Representations.
For the purpose of Section 3(f) of the Agreement, Counterparty makes the following representation to Dealer:
Counterparty is a corporation and a U.S. person (as that term is defined in Section 7701(a)(30) of the Code and used in Section 1.1441-4(a)(3)(ii) of the Treasury Regulations) for U.S. federal income tax purposes.
For the purpose of Section 3(f) of the Agreement, Dealer makes the following representations to Counterparty:
[Dealer is a U.S. person (as that term is defined in Section 7701(a)(30) and used in Section 1.1441-4(a)(3)(ii) of the Treasury Regulations) for U.S. federal income tax purposes.]7
b.Tax Documentation. For purposes of Sections 4(a)(i) and (ii) of the Agreement, Counterparty agrees to deliver to Dealer one duly executed and completed United States Internal Revenue Service Form W-9 (or successor thereto) and [Dealer agrees to deliver to Counterparty, as applicable, a U.S. Internal Revenue Service Form W-8 or Form W-9 (or successor thereto). Such forms or documents shall be delivered upon (i) execution of this Confirmation, (ii) Counterparty or Dealer, as applicable, learning that any such tax form previously provided by it has become obsolete or incorrect, and (iii) reasonable request of the other party.]8
(r)    Withholding Tax with Respect to Non-US Counterparties. “Indemnifiable Tax” as defined in Section 14 of the Agreement shall not include (i) any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”) or (ii) any U.S. federal withholding tax imposed on amounts treated as dividends from sources within the United States under Section 871(m) of the Code (or any Treasury regulations or other guidance issued thereunder) (a “Section 871(m) Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax and a Section 871(m) Withholding Tax are Taxes the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.
(s)    Amendment to Equity Definitions.
(i)    Solely in respect of adjustments to the Cap Price, Section 11.2(e) (vii) of the Equity Definitions is hereby amended by deleting the words “that may have a diluting or concentrative effect on the theoretical value of the relevant Shares” and replacing them with the words “that is the result of a corporate event involving the Issuer or its securities that has a material economic effect on the Shares or options on the Shares; provided that such event is not based on (a) an observable market, other than the market for the Issuer’s own stock or (b) an observable index, other than an index calculated and measured solely by reference to Issuer’s own operations.”
7 Include appropriate tax matters for each Dealer.
8 Include appropriate tax matters for each Dealer.

(ii)    Section 12.9(b)(i) of the Equity Definitions is hereby amended by (1) replacing “either party may elect” with “Dealer may elect” and (2) replacing “notice to the other party” with “notice to Counterparty” in the first sentence of such section.
(t)    Other Adjustments Pursuant to the Equity Definitions. Notwithstanding anything to the contrary in the Agreement, the Equity Definitions or this Confirmation, upon the occurrence of a Merger Date, the occurrence of a Tender Offer Date, or declaration by Counterparty of the terms of any Potential Adjustment Event, the Calculation Agent shall determine in a commercially reasonable manner whether such occurrence or declaration, as applicable, has had a material economic effect on the Transaction and, if so, shall adjust the Cap Price to account for the economic effect on the Transaction of such occurrence or declaration, as applicable (provided that in no event shall the Cap Price be less than the Strike Price, and, for the avoidance of doubt, the Delivery Obligation shall be calculated on the basis of such adjustments by the Calculation Agent; provided further that any adjustment to the Cap Price made pursuant to this Section 8(t) shall be made without duplication of any other adjustment or cancellation valuation hereunder). Solely for purposes of this Section 8(t), the terms “Potential Adjustment Event,” “Merger Event,” and “Tender Offer” shall each have the meanings assigned to each such term in the Equity Definitions (as amended by Section 8(s)(i)); provided that the parties agree that (x) open market Share repurchases at prevailing market price and (y) Share repurchases through a dealer pursuant to accelerated share repurchases, forward contracts or similar transactions (including without limitation any discount to average VWAP prices) that are entered into at prevailing market prices and in accordance with customary market terms for transactions of such type to repurchase the Shares shall not be considered Potential Adjustment Events.
(u)    Notice of Certain Other Events. (A) Counterparty shall give Dealer commercially reasonable advance (but in no event less than one Exchange Business Day) written notice of the section or sections of the Indenture and, if applicable, the formula therein, pursuant to which any adjustment will be made to the Convertible Securities in connection with any Potential Adjustment Event, Merger Event or Tender Offer and (B) promptly following any such adjustment, Counterparty shall give Dealer written notice of the details of such adjustment.
(v)    Payment by Counterparty. In the event that, following payment of the Premium, (i) an Early Termination Date occurs or is designated with respect to the Transaction as a result of a Termination Event or an Event of Default (other than an Event of Default arising under Section 5(a)(ii) or 5(a)(iv) of the Agreement) and, as a result, Counterparty owes to Dealer an amount calculated under Section 6(e) of the Agreement, or (ii) Counterparty owes to Dealer, pursuant to Section 12.7 or Section 12.9 of the Equity Definitions, an amount calculated under Section 12.8 of the Equity Definitions, such amount shall be deemed to be zero.
(w)    Adjustments. For the avoidance of doubt, whenever the Calculation Agent, Determining Party or Hedging Party is called upon to make an adjustment, calculation or determination pursuant to the terms of this Confirmation or the Equity Definitions to take into account the effect of an event (other than on adjustments made by reference to the Indenture) or otherwise, the Calculation Agent, Determining Party or Hedging Party, as applicable, shall make such adjustment, calculation or determination in a commercially reasonable manner by reference to the effect of such event on Dealer, assuming that Dealer maintains a commercially reasonable hedge position.
[(x)    [Insert agency provision if applicable for Dealer.]]
[(y)    [Insert QFC Stay Rule language if applicable for Dealer.]]
(z)    CARES Act. Counterparty represents and warrants that it and any of its subsidiaries has not applied, and shall not, until after the first date on which no portion of the Transaction remains outstanding following any final exercise and settlement, cancellation or early termination of the Transaction, apply, for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or to receive any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (a) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) (i) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that the Counterparty comply with any requirement not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of Counterparty, and that Counterparty has not, as of the date specified in the condition, made a capital distribution or will not make a capital distribution, or (ii) where the terms of the Transaction would cause Counterparty to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively “Restricted Financial Assistance”); provided that Counterparty or any of its subsidiaries may apply for Restricted Financial Assistance if Counterparty either (a) determines based on the advice of outside counsel of national standing that the terms of the Transaction would not cause Counterparty or any of its subsidiaries to fail to satisfy any condition for application for or receipt or retention of such Financial Assistance based on the terms of the program or facility as of the date of such advice or (b) delivers to Dealer evidence or other guidance from a governmental authority with jurisdiction for such program or facility that the Transaction is permitted under such program or facility (either by specific reference to the Transaction or by general reference to transactions with the attributes of the Transaction in all relevant respects).

    Counterparty hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty with respect to the Transaction, by manually signing this Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Dealer.

Yours faithfully,
[DEALER]

By:
Name:
Title:
Agreed and Accepted By:

ETSY, INC.

By:    _____________________________
Name:
Title: